Exhibit 99.1

200 University Ave., Suite 300 Toronto, Ontario M5H 4H1 T 416.361.0930 F 416.342.0590

VIA ELECTRONIC TRANSMISSION

February 28, 2014

TO ALL APPLICABLE EXCHANGES AND COMMISSIONS:

RE:	SECURITY DEVICES INTERNATIONAL INC
Confirmation of Notice of Record and Meeting Dates

We are pleased to confirm that Notice of Record and Meeting Dates was sent to The Canadian Depository for Securities.

We advise the following with respect to the upcoming Annual Meeting of Security Holders for the subject issuer:

1	ISIN: CUISP:	US8141961016 814196101

2	Date Fixed for the Meeting:	April 30, 2014

3	Record Date for Notice:	March 26, 2014

4	Record Date for Voting:	March 26, 2014

5	Beneficial Ownership Determination Date:	March 26, 2014 COMMON

6	Classes or Series of Securities that entitle the holder to receive Notice of the Meeting:	COMMON

7	Classes or Series of Securities that entitle the holder to vote at the meeting:	COMMON

8	Business to be conducted at the meeting:	Annual

9	Notice-and-Access: Registered Shareholders: Beneficial Holders: Stratification Level:	NO NO NOT APPLICABLE

10	Reporting issuer is sending proxy-related materials directly to Non-Objecting Beneficial Owners:	YES

11	Issuer paying for delivery to Objecting Beneficial Owners:	YES

Yours truly,

EQUITY FINANCIAL TRUST COMPANY

" Steven Nguyen "
Relationship Manager
snguyen@equityfinancialtrust.com

tmxequitytransferservices.com